UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

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REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2023, Rekor Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investor (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement transaction (the “Private Placement”) (i) up to $15,000,000 in aggregate principal amount of senior secured promissory notes (the “Notes”), and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 7,500,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”).  In connection with the initial closing on January 18, 2023, the Company issued $12,500,000 in aggregate principal amount of Notes and Warrants to purchase 6,250,000 shares of Common Stock, resulting in proceeds to the Company of $12,500,000 before reimbursement of expenses.

The Notes are a senior secured obligation of the Company and rank senior to all indebtedness of the Company, subject to certain exceptions. The Notes have a maturity date of July 18, 2025 (the “Maturity Date”), at which time all remaining outstanding principal and accrued but unpaid interest will be due. The Notes bear an interest rate of 12% per annum, and the Company will be required to pay interest quarterly during each calendar year through and including the Maturity Date.

At any time, the Company may prepay all, or any portion of, the Notes by redemption at a price equal to (i) 120% of the then-outstanding principal amount under the Notes plus any accrued interest thereon, if redeemed on or prior to the first anniversary of issuance, (ii) 115% of the then-outstanding principal amount under the Notes plus any accrued interest thereon, if redeemed after the first anniversary of issuance and on or prior to the second anniversary of issuance, or (iii) 110% of the then-outstanding principal amount under the Notes plus any accrued interest thereon, if redeemed after the second anniversary of issuance and prior to the Maturity Date (the “Early Redemption Schedule”). The Investors will also have the option of requiring the Company to redeem the Notes in accordance with the Early Redemption Schedule if the Company undergoes a fundamental change.

The Securities Purchase Agreement

The Securities Purchase Agreement contains customary representations and warranties of the Company and the Investors. The Company has a material relationship with two of the Investors, (i) Robert A. Berman, the Company’s Chief Executive Officer and Executive Chairman, and (ii) Arctis Global Master Fund Limited (“Arctis”), an affiliate of Arctis Global, LLC, a 10.3% holder of Common Stock of the Company based on its Schedule 13G filed with the Securities and Exchange Commission on May 20, 2022.  Mr. Berman and Arctis invested $2,000,000 and $6,500,000, respectively, in connection with the $12,500,000 initial closing of the Private Placement. Mr. Berman has an option, upon request of the Company made within six months of the initial closing, to invest up to an additional $2,500,000 million in a subsequent closing, or series of closings, on the same terms. In aggregate, such subsequent closings may result in the issuance of senior secured notes in the original principal amount of up to $2,500,000 and warrants to purchase up to 1,250,000 shares of Common Stock.

The Securities Purchase Agreement further provides Arctis with the right to designate a director to be seated on the Company’s board of directors (the “Board”) for a term expiring at the Company’s 2023 annual meeting of stockholders, at which meeting such director shall be nominated by the Board to stand for election by the Company’s stockholders to serve for a term to expire at the next annual meeting of the stockholders. Arctis has a right to a Board designee for so long as it holds the Notes, and such right may not be sold or transferred to any party not affiliated with Arctis. As of the filing date of this Current Report on Form 8-K, Arctis has not exercised its right to designate a director to the Company’s Board.

Senior Secured Notes

The Notes impose certain customary affirmative and negative covenants upon the Company, as well as covenants that restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, and restrict the declaration of any dividends or other distributions, subject to specified exceptions. If an event of default under the Note occurs, the Investors can elect to redeem the Notes for cash in accordance with the Early Redemption Schedule, plus default interest, which accrues at a rate per annum equal to 14% from the date of an event of default.

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Warrants to Purchase Common Stock

The Warrants issued in connection with the initial closing have an exercise price of $2.00 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, are immediately exercisable, have a term of five years from the date of issuance and are exercisable on a cash or cashless basis at the election of the holder.

The foregoing summaries of the Securities Purchase Agreement, the Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the Securities Purchase Agreement, the form of Warrant and the form of Note that are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Notes is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated herein by reference into this Item 3.02.

The Notes, the Warrants, and the shares of Common Stock underlying the Warrants (collectively, the “Securities”) were offered and sold to the Investors in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Each Investor represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, warrants or any other securities of the Company.

Item 8.01. Other Events.

On January 23, 2023, the Company issued a press release announcing its entry into the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant
4.2	Form of Senior Secured Note
10.1*	Securities Purchase Agreement, dated as of January 18, 2023, by and among Rekor Systems, Inc. and the investors party thereto.
99.1	Press release dated January 23, 2023.

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: January 23, 2023	/s/ Robert A. Berman
Name: Robert A. Berman Title: Chief Executive Officer

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